Exhibit (a)(5)




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                                 August 15, 2000

TO:       UNIT HOLDERS OF SECURED INCOME L.P.

SUBJECT: OFFER TO PURCHASE UNITS BY MP INCOME FUND 11, L.P.; MP INCOME FUND 12, LLC; MP INCOME FUND 14, LLC; MP INCOME FUND 15, LLC; MP INCOME FUND 16, LLC; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS III, LTD.; ACCELERATED HIGH YIELD GROWTH FUND II, LTD.; ACCELERATED HIGH
          YIELD INSTITUTIONAL FUND I, LTD.; ACCELERATED HIGH YIELD
          INSTITUTIONAL INVESTORS, LTD.; ACCELERATED HIGH YIELD PENSION INVESTORS, LTD.; ACCELERATED HIGH YIELD INCOME FUND I, LTD.; ACCELERATED HIGH YIELD INCOME FUND II, LTD.; PREVIOUSLY OWNED
          MORTGAGE PARTNERSHIPS INCOME FUND 3; PREVIOUSLY OWNED
          PARTNERSHIPS INCOME FUND; MP-DEWAAY FUND, LLC; SPECIFIED INCOME
          FUND, A CALIFORNIA LIMITED PARTNERSHIP; MACKENZIE PATTERSON
          SPECIAL FUND 5, LLC; MP FALCON GROWTH FUND, LLC; MP FALCON FUND,
          LLC; MP VALUE FUND 5, LLC; MP VALUE FUND 6, LLC; MACKENZIE PATTERSON SPECIAL FUND 3, LLC; and MACKENZIE FUND VI, A CALIFORNIA LIMITED PARTNERSHIP (collectively the "Purchasers")

Dear Unit Holder:

     You have received our Offer to Purchase and related Letter of Transmittal (the "Offer"), by which we are offering to purchase up to 330,000 Units of limited partnership interest (the "Units") in SECURED INCOME L.P., a Delaware limited partnership (the "Partnership"). We are hereby extending the Expiration Date to September 1, 2000 to give more Unit holders a chance to tender their Units and are increasing our purchase price to:

                                 $20.25 per Unit

     Our Offer is now higher than the price offered by West Putnam Housing Investors II LLC, an affiliate of certain of the General Partners, and is the highest price currently offered for Units. The Offer will provide you with an opportunity to liquidate all, or a portion of, your investment in SECURED INCOME L.P. without the usual transaction costs associated with market sales or partnership transfer fees. If you have already tendered Units by submitting a Letter of Transmittal (the blue form), there is no need to submit a new transmittal form. All selling Unit holders will receive the highest price offered by the Purchasers regardless of the date of tender or the form used.

     If you have already tendered your Units to the GP Offeror, and you wish to revoke that tender and tender to the Purchasers, you may revoke the prior tender until that offer is terminated by sending a written notice of revocation specifying the Units tendered and your desire to revoke, as provided in the GP Offeror tender offer. We have attached a form for use in revoking tenders to GP Offeror. If you have questions in this regard, please contact us at the number below.

     After carefully reading the enclosed Offer, if you elect to tender your Units, mail (using the enclosed pre-addressed, postage paid envelope) or telecopy a duly completed and executed copy of the Letter of Transmittal


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(printed on blue paper) and Change of  Address  forms,  and any  other documents required by the Letter of Transmittal, to the Depositary for the Offer at:

                           MacKenzie Patterson, Inc.,
                               1640 School Street
                            Moraga, California 94556
                            Telecopy: (925) 631-9119

     YOU WILL NEED TO SUBMIT YOUR CERTIFICATES TO VALIDLY TENDER YOUR UNITS. BENEFICIAL OWNERS OF UNITS SHOULD CONTACT THEIR BROKERS REGARDING DELIVERY
                             OF THEIR CERTIFICATES.

         If you have any questions or need assistance, please call the Depository at 800-854-8357.

               This Offer expires (unless extended) September 1, 2000.


                                       2
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NOTICE OF WITHDRAWAL

             The undersigned hereby withdraws Units heretofore tendered by the undersigned to West Putnam Housing Investors II LLC pursuant to its tender offer dated June 26, 2000.

Name of person who tendered Units: __________________________________________

Name of registered Unit holder (if different): ______________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): _______


Date: _______________, 2000


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[signature of withdrawing Unit holder]


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[signature of joint  holder, if any]

INSTRUCTIONS:

For a withdrawal to be effective, a written notice of withdrawal must be timely received by the Depositary for the West Putnam Housing Investors II LLC offer at one of its addresses set forth below. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed the letter of transmittal in the same manner as the letter of transmittal was signed. The Information Agent for West Putnam Housing Investors II LLC and its addresses are as follows:

MMS ESCROW AND TRANSFER AGENCY, INC.

                          By Hand or
By Mail:                  Overnight Courier:                By Facsimile:
-------                   -----------------                 ------------

P.O. Box 7090             1845 Maxwell, Suite 101           (248) 614-4536
Troy, MI 48007-7090       Troy, MI 48084-4510


To confirm withdrawal by telephone, call toll free: (888) 349-2005